Exhibit B-2









                               ------------------

                                       and

                             SOUTHERN POWER COMPANY




                                 LOAN AGREEMENT





                                   Dated as of




                                   Relating to

                                        $______________

                     _________________________  Revenue Bonds

                        (Southern Power Company Project)

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS


             (This Table of Contents is for convenience of reference
                 only and is not a part of this Loan Agreement)

                                                                                                               PAGE




ARTICLE I:  DEFINITIONS...........................................................................................1


ARTICLE II: ACQUISITION AND COMPLETION OF THE PROJECT; ISSUANCE OF THE BONDS......................................3
         SECTION 2.1                Acquisition and Completion of the Project.....................................3
                                    -----------------------------------------
         SECTION 2.2                Issuance of the Bonds.........................................................3
                                    ---------------------
         SECTION 2.3                Establishment of Completion Date..............................................3
                                    --------------------------------
         SECTION 2.4                Insufficiency of Construction Fund............................................4
                                    ----------------------------------


ARTICLE III: LOAN BY ISSUER; PROVISIONS FOR PAYMENT...............................................................4
         SECTION 3.1.  Loan by Issuer.............................................................................4
                       --------------
         SECTION 3.2.  Delivery of Note by Company; Other Amounts Payable.........................................4
                       ------------------------------------------ -------
         SECTION 3.3.  Obligation of the Company Unconditional....................................................5
         SECTION 3.4. Assignment and Pledge of Payments and Rights Under the Note and .............................
                  the Agreement...................................................................................5


ARTICLE IV:  SPECIAL COVENANTS....................................................................................5
         SECTION  4.1.  Use of Project............................................................................5
                        --------------
         SECTION  4.2.  Indemnity Against Claims..................................................................5
                        ------------------------
         SECTION 4.3. The Company to Maintain Its Corporate Existence;  Conditions Under Which Exceptions
                      ------------------------------------------------------------------------------------
                  Permitted.......................................................................................6
                  ---------
         SECTION  4.4.  Annual Statement..........................................................................6
                        ----------------
         SECTION  4.5.  Further Assurances and Corrective Instruments.............................................7
                        ---------------------------------------------
         SECTION  4.6.  Maintenance of Project by Company.........................................................7
                        ---------------------------------
         SECTION  4.7.  Redemption or Purchase of Bonds...........................................................7
                        -------------------------------
         SECTION  4.8.  Non-Arbitrage Covenant....................................................................7
                        ----------------------
         SECTION  4.9.  No Issuer Liability.......................................................................8
         SECTION  4.10  Post Issuance Audits......................................................................9
                        --------------------


ARTICLE V: EVENTS OF DEFAULT AND REMEDIES.........................................................................9
         SECTION 5.1.  Events of Default..........................................................................9
                       -----------------
         SECTION 5.2.  Remedies on Default.......................................................................10
                       -------------------
         SECTION 5.3.  Agreement to Pay Attorneys' Fees and Expenses.............................................11
                       ---------------------------------------------
         SECTION 5.4.  No Additional Waiver Implied by One Waiver................................................11
                       ------------------------------------------


ARTICLE VI  MISCELLANEOUS........................................................................................11
         SECTION 6.1.  Term of This Agreement....................................................................11
                       ----------------------
         SECTION 6.2.  Notices...................................................................................11
                       -------
         SECTION 6.3.  Binding Effect............................................................................12
                       --------------
         SECTION 6.4.  Severability..............................................................................12
                       ------------
         SECTION 6.5.  Amendments................................................................................12
                       ----------
         SECTION 6.6.  Execution in Counterparts.................................................................12
                       -------------------------
         SECTION 6.7.  Applicable Law............................................................................12
                       --------------
         SECTION 6.8.  Captions..................................................................................12
                       --------
         SECTION 6.9.  Other Financing...........................................................................12
                       ---------------

         LOAN AGREEMENT dated as of __________, between (the "Issuer"), a ___________ as defined in _________________________________ (the "Act"), and a
political subdivision of the State of ________, and SOUTHERN POWER COMPANY, a corporation organized and existing under the laws of the State of Delaware and qualified and doing business as an electric utility in the State of ________ (the "Company"), evidencing the agreement of the parties hereto.

         In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt, liability or obligation of the Issuer, or of the State of or any political subdivision thereof but shall be payable solely out of the revenues and proceeds derived from this Agreement and the Note (as hereinafter defined) and the sale of the Bonds referred to herein):


                              ARTICLE I DEFINITIONS


         "Bondholder", "Bonds", "Business Day", "Government Obligations", "Prior Bonds Trustee", "Remarketing Agent" and "Trustee" have the same meanings given and assigned to such words in Article I of the Indenture (as hereinafter defined).

         "Agreement" means this Loan Agreement and any amendments and supplements hereto.

         "Completion Date" means the date of completion of the acquisition, construction, installation and equipping of the Project (hereinafter defined) as such date shall be certified as provided in Section 2.3 hereof.

         "corporation" includes corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, associations, companies, statutory trusts and business trusts.

         "Cost of Construction" with respect to the Project means the following:

         (a) obligations of the Company incurred for labor and materials (including reimbursements payable to the Company and payments on contracts in the name of the Company) in connection with the acquisition, construction, installation and equipping of the Project;

         (b) the cost of contract bonds and of insurance of all kinds that may be required or necessary during the course of construction of the Project;

         (c) all costs of engineering services, including the costs for test borings, surveys, estimates, plans and specifications and preliminary investigation therefor, and for supervising construction, as well as for the performance of all other duties required by or consequent upon the proper construction of the Project;

         (d) overheads of the Company, to the extent not included in subparagraph (c) above, allocable to the Project by the Company in accordance with the Uniform System of Accounts prescribed for Public Utilities and Licensees by the Federal Energy Regulatory Commission;

         (e) interest to accrue in respect of the Bonds to the Completion Date, amounts paid to the United States Treasury pursuant to Section 1.103-15AT(d) and (e) of the Temporary Regulations promulgated pursuant to Section 148(f) of the Internal Revenue Code of 1986, as amended, or any successor regulations, and all expenses incurred in connection with the issuance of the Bonds, including without limitation initial compensation and expenses of the Trustee, legal expenses and fees, costs of printing and engraving, recording and filing fees, compensation of the underwriters, if any, and rating agency fees;

         (f) all other costs which the Company may properly pay or accrue for the acquisition, construction, installation or equipping of the Project;

         (g) all costs incurred by the Company in the performance of its obligation under Section 3.4 hereof; and

         (h) any sums required to reimburse the Company for advances made for any of the above items or for any other costs incurred or for work done which are properly chargeable to the Project.

         "Event of Default" means any of the occurrences enumerated in Section
5.1 of this Agreement.

         "Indenture" means the Trust Indenture dated as of____________, relating to ____________________ Revenue Bonds (Southern Power Company Project) , between the Issuer and ________________ , as Trustee, pursuant to which the Bonds are authorized to be issued, and including any indenture supplemental thereto.

         "Loan" means the loan to be made by the Issuer to the Company of the proceeds (which shall be deemed to include the underwriting discounts, if any, and original issue discount, if any) of the sale of the Bonds, exclusive of any accrued interest paid by the initial purchasers of the Bonds upon the delivery thereof.

         "Note" means the non-negotiable promissory note of the Company issued pursuant to Section 3.2 hereof, in the form set forth in Exhibit A hereto.

         "Plans" means the plans and specifications prepared by or on behalf of the Company for the Project, as the same may be revised from time to time by the Company.

         "Project"  means the _______________________described in the Plans.


   ARTICLE II ACQUISITION AND COMPLETION OF THE PROJECT; ISSUANCE OF THE BONDS

         SECTION 2.1. Acquisition and Completion of the Project. The Company agrees to use its best efforts to cause the acquisition, construction, installation and equipping of the Project to be completed substantially in accordance with the Plans as soon as practicable, delays incident to "force majeure" (as defined in Section 5.1 hereof) only excepted. The Project shall belong to and be the property of the Company.

         The Issuer and the Company agree that the Company may from time to time supplement or amend the Plans (including additions thereto or omissions therefrom), provided that such supplements or amendments shall not result in the interest on the Bonds or any portion thereof becoming includable in gross income for federal income tax purposes under the laws then in effect.

         SECTION 2.2. Issuance of the Bonds. In order to provide funds for payment of a portion of the Cost of Construction, the Issuer agrees that it will issue and deliver the Bonds to the purchasers thereof at a price to be approved in advance by the Company and apply and deposit the proceeds thereof in accordance with the terms of the Indenture. The Indenture shall be satisfactory in form and substance to the Company and shall provide the manner in which, and the purposes for which, proceeds of Bonds may be used and invested.

         The Issuer has authorized and directed the Trustee to disburse moneys from the Construction Fund in respect of the Cost of Construction in accordance with Section 6.08 of the Indenture.

         SECTION 2.3. Establishment of Completion Date. The Completion Date shall be evidenced to the Trustee by a certificate of the Company: (i) stating that the Project has been completed substantially in accordance with the Plans, and (ii) stating that, except for amounts retained by the Trustee at the Company's direction for any Cost of Construction not then due and payable or which is in dispute, the entire Cost of Construction has been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which my subsequently come into being.

         SECTION 2.4. Insufficiency of Construction Fund. The Issuer does not make any warranty, either express or implied, that the amounts in the Construction Fund and available for payment of the Cost of Construction will be sufficient to pay all of the Cost of Construction. The Company agrees that, if after exhaustion of the amounts in the Construction Fund, it should pay any portion of the Cost of Construction, it shall not be entitled to any diminution of the amounts payable under the Note and as provided in Section 3.2 hereof.


               ARTICLE III LOAN BY ISSUER; PROVISIONS FOR PAYMENT

         SECTION 3.1. Loan by Issuer. The Issuer hereby agrees to make the Loan to the Company in order to finance the acquisition, construction, installation and equipping of the Project.

         SECTION 3.2. Delivery of Note by Company; Other Amounts Payable. In order to evidence the Loan and the obligation of the Company to repay the same, the Company shall execute and deliver the Note in a principal amount equal to the aggregate principal amount of the Bonds and providing for payments which correspond in time and amount with payments due with respect to the principal or purchase price of, interest and premium, if any, on the Bonds, whether at maturity, prior optional or mandatory redemption, or upon tender for purchase or otherwise. The Note shall be dated the date of the initial authentication of, and mature on the same maturity date as, the Bonds. If (i) on the date any payments on the Bonds are due there are any available moneys on deposit with the Trustee which are not being held for the payment of Bonds due and payable but which have not been presented for payment, or (ii) on any date on which Bonds are required to be purchased pursuant to the Bonds or Article III of the Indenture, there are available moneys on deposit with the Trustee held for the payment of the purchase price which are not being held for the payment of Bonds which have not been presented for payment, then, in each case, such moneys shall be credited against the payment then due under the Note, first in respect of interest and then, to the extent of remaining moneys, in respect of principal.

         The Company shall pay all reasonable costs and expenses incurred in connection with the issuance of the Bonds and the execution, delivery and performance of the Agreement, the Indenture and any other documents or instruments related thereto or to the Bonds, to which the Issuer is a party or by which it is bound, including, without limitation, the reasonable fees of the Issuer's financial advisor and bond counsel. The Company will also pay: (i) the fees, charges and reasonable expenses of the Trustee and any paying agents under the Indenture, such fees, charges and reasonable expenses to be paid directly to the Trustee or paying agents for their respective accounts as and when such fees, charges and reasonable expenses become due and payable, (ii) any expenses in connection with any redemption of the Bonds and (iii) all other amounts due under the terms hereof to the Issuer.

         SECTION 3.3. Obligation of the Company Unconditional. The obligation of the Company to make payments as provided in the Note and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional notwithstanding any change in the tax or other laws of the United States of America or of the State of ________ or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Subject in all cases to Section
4.2 hereof, nothing contained in this Section 3.3 shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and, in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance so long as such action shall not violate the agreements on the part of the Company contained in the preceding sentence, but in no event shall the Company be entitled to any diminution of the amounts payable under the Note and as provided in Section 3.2 hereof.

         SECTION 3.4. Assignment and Pledge of Payments and Rights Under the Note and the Agreement. The Issuer shall assign to the Trustee as security under the Indenture all rights, title and interests of the Issuer in and to (i) the Note and all payments thereunder and (ii) this Agreement and all moneys receivable hereunder (except for payments under Sections 4.2 and 5.3 hereof). The Company assents to such assignment and hereby agrees that, as to the Trustee, its obligations to make such payments shall be absolute and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee.


                          ARTICLE IV SPECIAL COVENANTS

         SECTION 4.1. Use of Project. The Issuer hereby acknowledges that it shall have no rights to the use or possession of the Project. The Issuer hereby further acknowledges that the Project will not constitute any part of the security for the Bonds.

         SECTION 4.2.  Indemnity Against Claims.
                       ------------------------

         (a) Notwithstanding anything to the contrary contained herein or in any of the Bonds, the Indenture or in any other instrument or document executed by or on behalf of the Issuer in connection herewith, (i) the Issuer shall have no obligation to take action under this Agreement, the Indenture, the Bonds or such other instruments or documents unless the Issuer is reasonably requested in writing by an appropriate person to take such action and is provided with indemnity and assurances reasonably satisfactory to it of payment of or reimbursement for any expenses (including attorneys' fees) in such action, and
(ii) any judgment rendered against the Issuer for breach of its obligations under this Agreement, the Indenture, the Bonds or such other instruments or documents shall be payable solely from the revenues derived from the Project by the Issuer under this Agreement, the Note and the Indenture, and no personal liability or charge payable directly or indirectly from the general funds of the Issuer shall arise therefrom. The provisions of this Section shall survive the termination of this Agreement.

         (b) In acting under this Agreement, the Indenture, the Bonds or such other instruments or documents, or in refraining from taking such action, the Issuer may conclusively rely on the advice of its counsel.

         (c) The Company will pay and discharge and will indemnify and hold harmless the Issuer from (i) any lien or charge upon payments by the Company to the Issuer under the Note or hereunder, (ii) any taxes, assessments, impositions and other charges upon payments by the Company to the Issuer under the Note or hereunder and (iii) any and all liability, damages, costs and expenses arising out of or resulting from the transactions contemplated by this Agreement and the Indenture, including the reasonable fees and expenses of counsel. If any such lien or charge is sought to be imposed upon payments, or any such taxes, assessments, impositions or other charges are sought to be imposed, or any such liability, damages, costs and expenses are sought to be imposed, the Issuer will give prompt notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

         SECTION 4.3. The Company to Maintain Its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its corporate existence and qualification to do business in ________, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 4.3, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or under the laws of the United States of America) or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided that, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, the surviving, resulting or transferee corporation assumes, accepts and agrees in writing to pay and perform all of the obligations of the Company herein and under the Note and is a ________ corporation or is qualified to do business in ________ as a foreign corporation and that such consolidation or merger does not result in the loss of the exclusion from gross income for federal income tax purposes of interest on the outstanding Bonds.

         SECTION 4.4. Annual Statement. The Company agrees to have an annual audit made by its regular independent public accountants and within 180 days after the close of each fiscal year to furnish the Trustee and any Bondholder who may so request a balance sheet and statement of income and surplus showing the financial condition of the Company and its consolidated subsidiaries, if any, at the close of such fiscal year and the results of operations of the Company and its consolidated subsidiaries, if any, for such fiscal year, accompanied by a certificate or opinion of said accountants. The requirements of this Section 4.4 may be satisfied by the submission to the Trustee and each Bondholder who may request such information of the Company's annual report to its shareholders.

         SECTION 4.5. Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project and for carrying out the intention or facilitating the performance of this Agreement.

         SECTION 4.6. Maintenance of Project by Company. The Company agrees that during the term of this Agreement it will pay all costs of operating, maintaining and repairing the Project; provided, however, that the Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project.

         SECTION 4.7. Redemption or Purchase of Bonds. The Issuer shall take all steps then necessary under the applicable provisions of the Indenture for the redemption or purchase (other than a purchase pursuant to tenders as provided in the form of Bonds or in lieu of redemption as provided in Section 3.07 of the Indenture) of Bonds upon receipt, not less than ten days prior to the day on which the Trustee is required to give notice (if any) thereof pursuant to the Indenture, by the Issuer and the Trustee from the Company of a written notice specifying:

                  (a) the principal amount of Bonds to be redeemed or purchased;

                  (b) the date of such redemption or purchase; and

                  (c) in the case of a redemption of Bonds, directions to mail a notice of redemption.

In the case of a purchase of Bonds, the written notice to the Trustee shall, if available moneys on deposit with the Trustee are insufficient to purchase the principal amount of Bonds specified in (a) above, be accompanied by a deposit with the Trustee of cash or Government Obligations sufficient, together with other available moneys on deposit with the Trustee, to make the directed purchase of Bonds.

         SECTION 4.8. Non-Arbitrage Covenant. The Company covenants that it shall take no action, nor shall the Company direct the taking of any action or the making of any investment or use of the proceeds of the Bonds or any other moneys, which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Internal Revenue Code of 1986, as amended, and the proposed, temporary or final regulations thereunder as such may be applicable or proposed to be applicable to the Bonds at the time of such action, investment or use.

         The Issuer covenants that it shall not knowingly take any action which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of
Section 148 of the Internal Revenue Code of 1986, as amended, and the proposed, temporary or final regulations thereunder as such may be applicable to the Bonds or the proceeds derived from the sale of the Bonds or any other moneys; provided, however, that no action taken by the Issuer pursuant to and in accordance with the terms of this Agreement or the Indenture shall give rise in any manner whatsoever to any claim against or liability of the Issuer under this Agreement; and provided further, that any such claims or liabilities shall in all events be subject to the indemnification provisions of Section 4.2.

         Without limiting the generality of the foregoing, the Company covenants and agrees to comply with the requirements of Section 148(f) of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final regulations thereunder as may be applicable to the Bonds or the proceeds derived from the sale of the Bonds or any other moneys.

         SECTION 4.9. No Issuer Liability. Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any loss, expense or pecuniary liability by reason of the terms of this Agreement or the undertakings required of the Issuer hereunder, by reason of the issuance of the performance of any act requested of the Issuer by the Company, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulation pertaining to the foregoing, if the Issuer should incur any such loss, expense or pecuniary liability, then in such event the Company shall indemnify and hold the Issuer harmless against all claims, demands or causes of action whatsoever, by or on behalf of any person, firm or corporation or other legal entity arising out of the same or out of any offering statement or lack of offering statement or disclosure in connection with the offering, sale or remarketing of the Bonds or out of any determination of taxability of the Bonds or interest thereon and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Company shall defend the Issuer in any such action or proceeding. All references to the Issuer in this Section shall be deemed to include its Board of County Commissioners, Commission Members, officers, employees and agents.

         Notwithstanding anything to the contrary contained herein or in any of the Bonds, or the Indenture or in any other instrument or document executed by or on behalf of the Issuer in connection herewith, no stipulation, covenant, agreement or obligation contained herein or therein shall be deemed or construed to be a stipulation, covenant, agreement or obligation of any present or future member, officer, employee or agent of the Issuer, or of any incorporator, member, director, trustee, officer, employee or agent of any successor to the Issuer, in any such person's individual capacity, and no such person, in his individual capacity, shall be liable personally for any breach or non-observance of or for any failure to perform, fulfill or comply with any such stipulations, covenants, agreements or obligations, nor shall any recourse be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or on any such stipulation, covenant, agreement or obligation, against any such person, in his individual capacity, either directly or through the Issuer or any successor to the Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such person, in his individual capacity, is hereby expressly waived and released. The provisions of this Section shall survive the termination of this Agreement.

         SECTION 4.10 Post Issuance Audits. The Company agrees to provide such records regarding the Project and the use, investment and application of proceeds of the Bonds as may reasonably be requested by the County to enable the County to determine that the Company has complied with the requirements of this Agreement and the Indenture subsequent to the issuance of the Bonds. Such compliance shall include, but not be limited to, the proper use of the Bonds proceeds for the intended purposes of the Indenture and this Agreement and compliance with any federal arbitrage rebate requirements. The Company agrees to advance all funds necessary to enable the County to engage and pay for such auditors, accountants, financial advisors, counsel or other professionals for purposes of reasonably determining such compliance.


                    ARTICLE V EVENTS OF DEFAULT AND REMEDIES

 SECTION 5.1. Events of Default. Each of the following shall be an "Event of Default" under this Agreement:

                  (a) Failure by the Company to pay when due the amounts required to be paid pursuant to the Note which failure, in the case of such amounts in respect of interest on any Bond, continues for five days, or the failure by the Company to pay within 30 days of the date due any other amounts required to be paid pursuant to this Agreement.

                  (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed hereunder, other than as referred to in subsection (a) of this Section 5.1, for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such period if corrective action is instituted by the Company within the applicable period and diligently pursued until the default is corrected.

                  (c) The dissolution or liquidation of the Company, except as permitted by Section 4.3 hereof, or the commencement by the Company of any case or proceeding seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar law of the United States or any state, or adjudication of the Company as bankrupt, or an assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Company in any proceeding for its reorganization instituted under the provisions of Title 11 of the United States Code, as amended, or under any similar statutory provision which may hereafter be enacted.

The foregoing provisions of Section 5.1(b) are subject to the limitation that, if by reason of force majeure the Company is unable in whole or in part to carry out its agreements herein contained other than those set forth in Sections 3.2,
4.3 and 4.8 hereof, an Event of Default shall not be deemed to have occurred during the continuance of such inability. The term "force majeure" as used herein shall mean the following: acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of ________ or any of their departments, agencies or officials or of any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraints of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission lines, pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy to the extent practicable with all reasonable dispatch the effects of any force majeure preventing the Company from carrying out its agreements; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

         SECTION 5.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, the Issuer may, in addition to any other remedy now or hereafter existing at law, in equity or by statute, take either or both of the following remedial steps:

                  (a) By written notice to the Company, the Issuer may accelerate and declare all amounts payable pursuant to the Note to be immediately due and payable, whereupon the same shall become immediately due and payable; and

                  (b) The Issuer may take whatever action at law or in equity may appear necessary or desirable to collect the amounts referred to in
         (a) above then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

Any amounts collected pursuant to action taken under this Section 5.2 shall be deposited with the Trustee and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee and the paying agents and all other amounts required to be paid under the Indenture shall have been paid, returned to the Company.

         SECTION 5.3. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should breach any of the provisions of the Note or this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

         SECTION 5.4. No Additional Waiver Implied by One Waiver. In the event any agreement contained in the Note or in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                            ARTICLE VI MISCELLANEOUS

         SECTION 6.1. Term of This Agreement. Except as otherwise expressly provided herein, this Agreement shall remain in full force and effect from the date hereof until such time as all of the outstanding Bonds shall have been fully paid or provision made therefor in accordance with the provisions of the Indenture, whichever shall first occur, and the fees and expenses of the Trustee and any paying agents and all other amounts payable by the Company under this Agreement and the Note shall have been paid.

         SECTION 6.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Issuer, to, ; if to the Company and via United States mail at , Attention: , with copies to Southern Company Services, Inc., , Attention:
Corporate Finance Department; if to the Company and via hand delivery at ,
Attention: , with copies to Southern Company Services, Inc., , Attention:
Corporate Finance Department; and if to the Trustee, at , Attention: . A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         SECTION 6.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in
Section 4.3 hereof.

         SECTION 6.4. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         SECTION 6.5. Amendments. This Agreement may not be effectively terminated except in accordance with the provisions hereof and may not be effectively amended except by a written agreement in accordance with Article XI of the Indenture and signed by the parties hereto.

         SECTION 6.6. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 6.7. Applicable Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of ________.

         SECTION 6.8. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         SECTION 6.9. Other Financing. Notwithstanding anything in this Agreement to the contrary, the Issuer and the Company may hereafter enter into agreements to provide for the financing or refinancing of costs of the Project or any portion thereof.

          IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.




[SEAL] By:


ATTEST:







                             SOUTHERN POWER COMPANY


[SEAL]                                      By: Title:


ATTEST:


Title:

                                    EXHIBIT A

                             SOUTHERN POWER COMPANY
                                 PROMISSORY NOTE


         SOUTHERN POWER COMPANY ("Southern Power"), a corporation organized and existing under the laws of the State of Delaware, acknowledges itself indebted and for value received hereby promises to pay to the order of
  (the "County"), and its successors and assigns, the principal sum of
_____________DOLLARS ($    ) together with interest on the unpaid principal
balance thereof from the date ______________hereof until Southern Power's obligations with respect to the payment of such sum shall be discharged at the rate or rates borne by the Bonds referred to below. As additional interest hereon there shall be payable, and Southern Power promises to pay when due, amounts which shall equal the premium, if any, due on such Bonds in connection with the redemption thereof. Southern Power further promises to pay the purchase price of such Bonds as hereinbelow provided.

         This Note is issued to evidence the Loan (as defined in the Agreement hereinafter referred to) of the County to Southern Power and the obligation of Southern Power to repay the same and shall be governed by and be payable in accordance with the terms and conditions of a loan agreement (the "Agreement") between the County and Southern Power dated as of , 20 , pursuant to which the County has loaned to Southern Power the proceeds of the sale of the County's $ of Revenue Bonds (Southern Power Company Project ), (the "Bonds"). This Note (together with the Agreement) has been assigned to (the "Trustee"), acting pursuant to a trust indenture dated as of , 20 (the "Indenture") between the County and the Trustee, and may not be assigned by the Trustee except to a successor Trustee pursuant to the terms of the Indenture. Such assignment is made as security for the Bonds. The Bonds are dated and bear interest in accordance with the provisions of the Indenture, and mature on , 20 . The Bonds are subject to redemption or prior purchase prior to maturity as provided therein.

         Subject to the provisions of the Agreement, payments hereon are to be made by paying to the Trustee, as assignee of the County, in funds which will be immediately available on the day payment is due, amounts which, and at or before times which, shall correspond to the payments with respect to the principal of and premium, if any, and interest on the Bonds whenever and in whatever manner the same shall become due, whether at stated maturity, upon redemption or declaration or otherwise, and the purchase price of Bonds required to be purchased under the Indenture. If (i) on the date any payments on the Bonds are due there are any available moneys on deposit with the Trustee which are not being held for the payment of Bonds due and payable but which have not been presented for payment, or (ii) on any date on which Bonds are required to be purchased pursuant to the Bonds or Article III of the Indenture, there are available moneys on deposit with the Trustee held for the payment of the purchase price which are not being held for the payment of Bonds which have not been presented for payment, then, in each case, such moneys shall be credited against the payment then due hereunder, first in respect of interest and then, to the extent of remaining moneys, in respect of principal. Upon the occurrence of an Event of Default, as defined in the Agreement, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement.

         Neither the officers of Southern Power nor any persons executing this Note shall be liable personally or shall be subject to any personal liability or accountability by reason of the issuance hereof.

         IN WITNESS WHEREOF, Southern Power Company has caused this Note to be executed in its corporate name and on its behalf by its President, its Treasurer or a Vice President by his manual signature, and its corporate seal to be impressed hereon and attested by the manual signature of its Secretary or an Assistant Secretary, all as of the date first above written.

                                                     SOUTHERN POWER COMPANY

                                                     By:
                                                              -----------------

                                                     Attest:
                                                              -----------------

                                   ASSIGNMENT


         Pay, without recourse, to the order of ____________ , as assignee of
 under the Trust Indenture, dated as of             , 20     , between________
 and ____________________________ , as Trustee, securing the payment of Revenue Bonds (Southern Power Company Project), in the original principal amount of $ ___________________.





                                                   By:
                                                     -----------------------